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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
Central Garden & Pet Company
Lafayette, California

  We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Central Garden & Pet Company on Form S-3 of our reports dated November 15, 1996, appearing in the Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 28, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Amendment No. 1 to the Registration Statement.

Deloitte & Touche LLP
San Francisco, California

March 14, 1997